Exhibit 10.52

SEVENTEENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This Seventeenth Amendment to Credit and Security Agreement (this “Amendment”), dated as of March 5, 2012, is made by and between CORSAIR MEMORY, INC., a Delaware corporation (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division.

Recitals

Corsair Memory Inc., a California corporation (“Old Borrower”), and Wells Fargo Business Credit, Inc. (“WFBCI”) are parties to a Credit and Security Agreement, dated as of June 10, 2003, as amended by that certain First Amendment to Credit and Security Agreement, dated as of August 13, 2003, that certain Second Amendment to Credit and Security Agreement, dated as of November 10, 2003, that certain Third Amendment to Credit and Security Agreement, dated as of April 1, 2004, that certain Fourth Amendment to Credit and Security Agreement, dated as of July 31, 2004, that certain Fifth Amendment to Credit and Security Agreement, dated as of December 9, 2004, that certain Sixth Amendment to Credit and Security Agreement, dated as of March 21, 2005, that certain Seventh Amendment to Credit and Security Agreement, dated as of May 27, 2005, that certain Eighth Amendment to Credit and Security Agreement, dated as of March 13, 2006, that certain Ninth Amendment to Credit and Security Agreement and Waiver of Defaults, dated as of October 16, 2006, that certain Tenth Amendment to Credit and Security Agreement and Notice of Defaults, dated as of January 2, 2008, that certain Eleventh Amendment to Credit and Security Agreement and Waiver of Defaults, dated as of June 27, 2008, that certain Twelfth Amendment to Credit and Security Agreement and Waiver of Defaults, dated as of June 2, 2009, that certain Thirteenth Amendment to Credit and Security Agreement and Waiver of Defaults, dated as of January 27, 2010, that certain Fourteenth Amendment to Credit and Security Agreement, dated as of March 16, 2010, that certain Fifteenth Amendment to Credit and Security Agreement, dated as of June 14, 2010, and that certain Sixteenth Amendment to Credit and Security Agreement, dated as of August 19, 2010 (as so amended, the “Credit Agreement”).

WFBCI has merged with and into the Lender and the Lender is the surviving corporation.

Old Borrower has merged with and into the Borrower and the Borrower is the surviving corporation.

The Borrower assumed all of the obligations of Old Borrower under the Credit Agreement pursuant to that certain Assumption Agreement and Consent, dated as of July 25, 2007, between the Lender and the Borrower.

The Borrower has requested that certain further amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

The Borrower has represented to the Lender that, as of the date hereof, all Subordinated Debt has been paid in full, and no Subordinated Debt remains outstanding.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.      Defined Terms.  Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.      Amendments to Section 1.1.

(a)        The following defined terms set forth in Section 1.1 of the Credit Agreement are hereby amended in their entirety as follows:

“Accounts Advance Rate” means up to the Maximum Accounts Advance Rate, or such lesser rate as the Lender in its sole discretion may deem appropriate from time to time; provided that, as of any date of determination, the Accounts Advance Rate shall be reduced by one (1) percentage point for each percentage by which Dilution is in excess of 5%.

“Borrowing Base” means at any time the lesser of:

(a)        the Maximum Line; or

(b)        the sum of following:

    (i)        The product of the Accounts Advance Rate times Eligible Accounts; provided that Advances against Eligible Accounts owing by Account Debtors described in clause (xiv) of the definition of “Eligible Accounts” shall not exceed $28,000,000, plus

    (ii)       the lesser of (A) the product of the Inventory Advance Rate times Eligible Inventory or (B) $6,000,000, less

    (iii)      The Borrowing Base Reserve, less

    (iv)      Indebtedness that the Borrower owes to the Lender that has not yet been advanced on the Revolving Note, and the dollar amount that the Lender in its reasonable discretion then determines to be a reasonable determination of the Borrower’s credit exposure with respect to any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement offered to Borrower by Lender that is not described in Article II of this Agreement and any indebtedness owed by Borrower to Wells Fargo Merchant Services, L.L.C.

“Maximum Line” means $50,000,000, unless said amount is reduced pursuant to Section 2.16, in which event it means such lower amount.

“Minimum Liquidity Amount” means $2,000,000.

(b)        The following new defined terms are hereby added to Section 1.1 of the Credit Agreement in alphabetical order:

“Inventory Advance Rate” means forty-eight percent (48%) until the Maximum Accounts Advance Rate has been reduced to 85% pursuant to the terms and conditions hereof, and thereafter the Inventory Advance Rate shall reduce by five percent (5%) per week until it has been reduced to thirty-five percent (35%).

“Maximum Accounts Advance Rate” means ninety percent (90%) until May 2, 2012, and thereafter the Maximum Accounts Advance Rate shall reduce by one percent (1%) per week until it has been reduced to eighty-five percent (85%).

3.      Replacement Exhibit C.  Exhibit C attached to the Credit Agreement is hereby replaced with Exhibit C attached to this Amendment.

4.      No Other Changes.  All of the terms and conditions of the Credit Agreement and the Loan Documents as amended by this Amendment shall remain in full force and effect.

5.      Amendment Fee.  The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $20,000 (“Amendment Fee”) in consideration of the Lender’s execution and delivery of this Amendment.

6.      Conditions Precedent.  This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

(a)        The Acknowledgement and Agreement of Guarantors attached to this Amendment, duly executed by each Guarantor.

(b)        Payment in full, in cash, of the Amendment Fee.

(c)        Such other matters as the Lender may require.

7.      Condition Subsequent.  The effectiveness of this Amendment is further subject to and contingent upon the receipt by the Lender, on or before March 20, 2012, of the Borrower’s updated projected balance sheets and income statements for each month of the fiscal year ending June 30, 2012, each in reasonable detail, representing the Borrower’s good faith projections and certified by the Borrower’s chief financial Officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with a statement of underlying assumptions and such supporting schedules and information as the Lender may in its discretion require. Any failure of the Borrower to timely fulfill the condition subsequent set forth in this Section 7 to the Lender’s complete satisfaction shall constitute an Event of Default.

8.        Representations and Warranties.  The Borrower hereby represents and warrants to the Lender as follows:

  (a)        The Borrower has all requisite power and authority to execute this Amendment, and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms.

  (b)        The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

  (c)        All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

9.        References.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

10.      No Waiver.  The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

11.      Release.  The Borrower, and each Guarantor by signing the Acknowledgment and Agreement of Guarantors set forth below, hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of the Borrower and each Guarantor in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

12.    Costs and Expenses.  The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses, and the Amendment Fee.

13.    Miscellaneous.  This Amendment and the Acknowledgement and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By	/s/ Michael White
Name:	Michael White
Title:	Relationship Manager

CORSAIR MEMORY, INC. a Delaware corporation

By	/s/ Andrew J. Paul
Name:	Andrew J. Paul
Title:	President and Chief Executive Officer

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

Each of the undersigned, as a guarantor of the indebtedness of Corsair Memory, Inc. (the “Borrower”) to Wells Fargo Bank, National Association (the “Lender”), acting through its Wells Fargo Business Credit operating division, successor-by-merger to Wells Fargo Business Credit, Inc., pursuant to a separate Guaranty of each (each, a “Guaranty”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Section 11 of the Amendment) and execution thereof; (iii) reaffirms his or itrs obligations to the Lender pursuant to the terms of his Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under his or its Guaranty for all of the Borrower’s present and future indebtedness to the Lender.

Dated as of March 5, 2012.

/s/ Andrew J. Paul
ANDREW J. PAUL, an individual

CORSAIR COMPONENTS, INC., a Delaware corporation

By:	/s/ Nick Hawkins
Name:	Nick Hawkins
Title:	Chief Financial Officer

Exhibit C to Seventeenth Amendment to Credit and Security Agreement

COMPLIANCE CERTIFICATE

To:	Wells Fargo Bank, National Association
Date:	[ , 200 ]
Subject:	Financial Statements

In accordance with our Credit and Security Agreement dated as of June 10, 2003 (as amended from time to time, the “Credit Agreement”), attached are the financial statements of CORSAIR MEMORY, INC., a Delaware corporation (the “Borrower”), dated [                    , 200    ] (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”). All terms used in this certificate have the meanings given in the Credit Agreement.

A.

Preparation and Accuracy of Financial Statements.  I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present Borrower’s financial condition as of the Reporting Date.

B.	Name of Borrower; Merger and Consolidation. I certify that:

(Check one)

☐	Borrower has not, since the date of the Credit Agreement, changed its name or jurisdiction of organization, nor has it consolidated or merged with another Person.

☐

Borrower has, since the date of the Credit Agreement, either changed its name or jurisdiction of organization, or both, or has consolidated or merged with another Person, which change, consolidation or merger: ☐ was consented to in advance by the Lender in writing, and/or ☐ is more fully described in the statement of facts attached to this Certificate.

C.	Events of Default. I certify that:

(Check one)

☐	I have no knowledge of the occurrence of an Event of Default under the Credit Agreement, except as previously reported to the Lender in writing.

☐

I have knowledge of an Event of Default under the Credit Agreement not previously reported to the Lender in writing, as more fully described in the statement of facts attached to this Certificate, and further, I acknowledge that the Lender may under the terms of the Credit Agreement impose the Default Rate at any time during the resulting Default Period.

D.	Litigation Matters. I certify that:

(Check one)

☐	I have no knowledge of any material adverse change to the litigation exposure of the Borrower or any of its Affiliates or of any Guarantor.

☐

I have knowledge of material adverse changes to the litigation exposure of the Borrower or any of its Affiliates or of any Guarantor not previously disclosed in writing, as more fully described in the statement of facts attached to this Certificate.

E.	Financial Covenants. I further certify that:

(Check and complete each of the following)

1.

Debt Service Coverage Ratio.  Pursuant to Section 6.2(a) of the Credit Agreement, for the fiscal quarter ending on the Reporting Date, the Debt Service Coverage Ratio was 1:    :1.0, which ☐ satisfies ☐ does not satisfy the requirement that the Debt Service Coverage Ratio be not less than 1.10:1.0 for such fiscal quarter.

2.	Reserved.

3.	Reserved.

4.

Minimum Liquidity.  Pursuant to Section 6.2(e) of the Credit Agreement, for the 30 day period ending of the Reporting Date, the sum of Availability plus cash on hand has at all times been in excess of $                , which ☐ satisfies ☐ does not satisfy the requirement that such sum be not less than $2,000,000 at any time.

5.

Salaries.  The Borrower has not paid excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation, and as a consequence the Borrower ☐ is ☐ is not in compliance with Section 5.8 of the Credit Agreement.

Attached are statements of all relevant facts and computations in reasonable detail sufficient to evidence Borrower’s compliance with the financial covenants referred to above, which computations were made in accordance with GAAP.

CORSAIR MEMORY, INC.

By:
Name:	Andrew J. Paul
Its:	President and Chief Executive Officer